Exhibit 32.1
Certification pursuant to 18 U.S.C. Section 1350, as Adopted Pursuant to Section 906 of the
Sarbanes-Oxley Act of 2002
In connection with the Form 10-Q of Noven Pharmaceuticals, Inc. (“Noven”) for the three months ended March 31, 2006 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert C. Strauss, President, Chief Executive Officer and Chairman of the Board of Noven, certify, pursuant to 18 U.S.C. §1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1) the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and
2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of Noven.

/s/ Robert C. Strauss

Name:	Robert C. Strauss
Title:	President, Chief Executive Officer and Chairman of the Board
Date:	May 8, 2006
A signed original of this written statement required by Section 906 has been provided to Noven Pharmaceuticals, Inc. and will be retained by Noven Pharmaceuticals, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.